EXHIBIT 10.64

                              CONSULTING AGREEMENT


         This Consulting Agreement (this "Agreement") is entered into as of September 1, 1998 (the "Effective Date") by and between Trimble Navigation Limited, a California corporation (the "Company"), and Dr. Bradford W. Parkinson ("Consultant").

         WHEREAS, simultaneously with the execution hereof, the Company and Consultant are entering an Employment Agreement (the "Employment Agreement") and a Standby Consulting Agreement (the "Standby Consulting Agreement");

         WHEREAS, the Company, immediately following the Employment Period (as defined in the Employment Agreement), desires to retain Consultant as an independent contractor to perform consulting services for the Company and Consultant is willing to perform such services, on terms set forth more fully below;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

         1.       Services and Compensation

                  (a) Services. Consultant will devote approximately eight hours each week during the Company's normal business hours to the business and affairs of the Company and its subsidiaries and to the diligent and faithful performance of the duties and responsibilities duly assigned to him (the "Services") by the Chief Executive Officer of the Company.

                  (b) Compensation. The Company will pay Consultant $6,000 per month during the term of this Agreement; provided, however, that in the event of Consultant's death or disability during the term of this Agreement, Consultant will not be entitled to receive such amount.

                  (c) Expenses. The Company will reimburse Consultant for all reasonable travel expenses incurred by Consultant in performing Services pursuant to this Agreement.

         2.       Confidentiality

                  (a) Definition.  "Confidential  Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment.


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                  (b) Non-Use and Non-Disclosure. Consultant will not, during or subsequent to the term of this Agreement, use the Company's Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or disclose the Company's Confidential
Information to any third party. It is understood that such Confidential Information will remain the sole property of the Company. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information including, but not limited to, having each employee of Consultant, if any, with access to any Confidential Information, execute a nondisclosure agreement containing provisions in the Company's favor identical to Sections 2, 3 and 4 of this Agreement. Confidential Information does not include information which (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant, or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure. Without the Company's prior written approval, Consultant will not directly or indirectly disclose to anyone the existence of this Agreement or the fact that Consultant has this arrangement with the Company.

                  (c) Former Employer's Confidential Information. Consultant agrees that Consultant will not improperly use or disclose any proprietary information or trade secrets of any former or current employer or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any, and that Consultant will not bring onto the premises of the Company any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity. Consultant will indemnify the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs of suit, arising out of or in connection with any violation or claimed violation of a third party's rights resulting in whole or in part from the Company's use of the work product of Consultant under this Agreement.

                  (d) Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company's agreement with such third party.

                  (e)  Return  of  Materials.   Upon  the  termination  of  this
Agreement, or upon Company's earlier request, Consultant will deliver to the Company all of the Company's property or Confidential Information that Consultant may have in Consultant's possession or control.

         3.       Ownership



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                  (a)  Assignment.  Consultant  agrees  that  all  copyrightable
material,  notes,  records,   drawings,   designs,   inventions,   improvements,
developments,   discoveries  and  trade  secrets  (collectively,   "Inventions")
conceived, made or discovered by Consultant, solely or in collaboration with others, during the period of this Agreement which relate in any manner to the
business  of  the  Company  that   Consultant  may  be  directed  to  undertake,
investigate or experiment with, or which Consultant may become associated with in work, investigation or experimentation in the line of business of Company in performing the Services hereunder, are the sole property of the Company. Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.

                  (b) Further Assurances. Consultant agrees to assist Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company will deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant further agrees that Consultant's obligation to execute or cause to be executed, when it is in Consultant's power to do so, any such instrument or papers will continue after the termination of this Agreement.

                  (c) Pre-Existing  Materials.  Consultant agrees that if in the course of performing the Services, Consultant incorporates into any Invention developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, (i) Consultant will inform Company, in writing before incorporating such invention, improvement, development, concept, discovery or other proprietary information into any Invention and (ii) the Company is hereby granted and will have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention. Consultant will not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without Company's prior written permission.

                  (d) Attorney in Fact. Consultant agrees that if the Company is unable because of Consultant's unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company above, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant's agent and attorney in fact, to act for and in Consultant's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Consultant.

         4. Conflicting Obligations. Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting agreement during the term of this Agreement.


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         5.  Non-Solicit.  The Consultant  covenants and agrees with the Company that during his consultancy with the Company and for a period expiring one year after the date of termination of such consultancy, he will not solicit any of the Company's then-current employees to terminate their employment with the Company or to become employed by any other firm, company or other business enterprise with which the Consultant may then be connected.

         6.       Noncompete.

(1) Scope. Consultant agrees that during the period beginning on the Effective Date and continuing for the term of this Agreement, he will not enter into the employ of, or render services to, any firm, corporation, or organization in a capacity that gives him responsibility for that segment of such entity's business which derives more than 10% of its annual revenues from sales of products which directly compete with products which are offered by the Company during the term of the Employment Agreement and the Consultant Agreement; provided, however, that Executive may continue his relationship with Draper Labs, the Aerospace Corporation, IntegriNautics Corporation and Stanford University (related to GPS activities) and any other firm, corporation, or organization which the Board of Directors approves subject to the duty of loyalty to the Company.

(2) Geographic Area. The parties acknowledge that the business of the Company and its subsidiaries is international in scope. The parties agree that the geographical areas in which the restrictions provided for in this Agreement apply include all cities, counties and states of the United States of America. In addition, the parties agree that the geographical areas in which the restrictions provided for in this Agreement apply include all foreign nations outside the United States of America in which the Company or any of its subsidiaries engages in sales, or otherwise conducts business or selling efforts.

(3) Severability. The parties intend that the covenants contained in this Section be construed as a series of separate covenants, one for each county of each state of the United States and each nation. Except for geographic coverage, each such separate covenant will be deemed identical in terms of the covenants contained in this Agreement. If, in any judicial proceeding, a court will refuse to enforce any of the separate covenants (or any part thereof) deemed included in this Section, then such unenforceable covenant (or such part) will be deemed eliminated from this Section for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section should ever be deemed to exceed the time or geographic limitations, or the scope of these covenants, as permitted by applicable law, then such provisions will be reformed to the maximum time or geographic limitations, as the case may be, permitted by applicable laws.

         7.       Term and Termination

                  (a) Term. This Agreement will commence on June 1, 1999 and will continue until the earlier of (i) June 1, 2002 or (ii) termination as provided below.

                  (b) Termination. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement.


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                  (c) Survival.  Upon such  termination all rights and duties of the parties toward each other will cease except:

                           (i)      that the Company will be obliged to pay,
within 30 days of the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related expenses, if any, in accordance with the provisions of Section 1 (Services and Compensation) hereof; and

                           (ii)     Sections 2  (Confidentiality),
3 (Ownership), 5 (Non-Solicit) and 8 (Independent Contractor) will survive termination of this Agreement.

         8. Assignment. Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of the Company.

         9. Independent Contractor. It is the express intention of the parties that Consultant is an independent contractor. Nothing in this Agreement will in any way be construed to constitute Consultant as an agent, employee or representative of the Company, but Consultant will perform the Services hereunder as an independent contractor. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Consultant further agrees to indemnify and hold harmless the Company and its directors, officers, and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorney's fees and other legal expenses, arising directly or indirectly from (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant's assistants, employees or agents, (ii) a determination by a court or agency that the Consultant is not an independent contractor, or (iii) any breach by the Consultant or Consultant's assistants, employees or agents of any of the covenants contained in this Agreement.

         10. Benefits. Consultant acknowledges and agrees and it is the intent of the parties hereto that Consultant receive no Company-sponsored benefits from the Company either as a Consultant or employee. Such benefits include, but are not limited to, paid vacation, sick leave, medical insurance, and 401(k) participation. If Consultant is reclassified by a state or federal agency or court as an employee, Consultant will become a reclassified employee and will receive no benefits except those mandated by state or federal law, even if by the terms of the Company's benefit plans in effect at the time of such reclassification Consultant would otherwise be eligible for such benefits.

         11.      Arbitration and Equitable Relief


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                  (a) Disputes.  Except as provided in Section 11(c) below,  the
Company and the Consultant agree that, to the extent permitted by applicable law, any dispute or controversy arising under or in connection with this Agreement will be settled exclusively by arbitration in San Jose, California, in accordance with the rules of the American Arbitration Association then in effect by an arbitrator selected by both parties within ten days after either party has notified the other in writing that it desires a dispute between them to be settled by arbitration. In the event the parties cannot agree on such arbitrator within such ten-day period, each party will select an arbitrator and inform the other party in writing of such arbitrator's name and address within five days after the end of such ten-day period and the two arbitrators so selected will select a third arbitrator within 15 days thereafter; provided, however, that in the event of a failure by either party to select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party will be the sole arbitrator of the dispute. The decision of the arbitrator or a majority of the panel of arbitrators will be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereover. Punitive damages will not be awarded.

                  (b) Consent to Personal Jurisdiction. The arbitrator(s) will apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. Consultant hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

                  (c) Equitable Relief. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

                  (d) Acknowledgment. CONSULTANT HAS READ AND UNDERSTANDS THIS AGREEMENT, WHICH DISCUSSES ARBITRATION. CONSULTANT UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, CONSULTANT AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 11(c), AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF CONSULTANT'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

         12. Governing Law. This Agreement will be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

         13. Entire Agreement. This Agreement, the Employment Agreement and the Standby Consulting Agreement represent the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by the party against whom enforcement of the change or modification is sought.

         14. Attorney's Fees. In any court action at law or equity which is brought by one of the parties to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorney's fees, in addition to any other relief to which that party may be entitled.


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         15.  Severability.  The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, will not affect the validity of this Agreement as a whole, which will at all times remain in full force and effect.

         16. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and which together will be a single instrument.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


CONSULTANT:                        TRIMBLE NAVIGATION LIMITED

By:/s/ Bradford W. Parkinson       By:/s/ Robert S. Cooper
Dr. Bradford W. Parkinson
                                   Name:  Robert S. Cooper

                                   Title: Chairman


                                  Address: 585 N. Mary Avenue
                                  P.O. Box 3642
                                  Sunnyvale, CA 94088-3642


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